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                                                                  Exhibit (a)(4)


                              ING INVESTORS TRUST

             AMENDMENT #3 TO THE AMENDED AND RESTATED AGREEMENT AND
                              DECLARATION OF TRUST

                            EFFECTIVE: JUNE 2, 2003

      The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article XI,
Section 11.4 of the Trust's Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to:


      1. Designate Class A shares, Class I shares and Class S shares for Fund for Life Series, ING AIM Mid Cap Growth Portfolio, ING Alliance Mid Cap Growth Portfolio, ING Capital Guardian Large Cap Value Portfolio, ING Capital Guardian Managed Global Portfolio, ING Capital Guardian Small Cap Portfolio, ING Developing World Portfolio, ING Eagle Asset Value Equity Portfolio, ING FMR(SM) Diversified Mid Cap Portfolio, ING Goldman Sachs Internet TollkeeperSM Portfolio, ING Hard Assets Portfolio, ING International Portfolio, ING Janus Growth and Income Portfolio, ING Janus Special Equity Portfolio, ING Jennison Equity Opportunities Portfolio, ING JPMorgan Fleming International Enhanced EAFE Portfolio, ING JPMorgan Fleming Small Cap Equity Portfolio, ING Limited Maturity Bond Portfolio, ING Liquid Assets Portfolio, ING Marsico Growth Portfolio, ING Mercury Focus Value Portfolio, ING Mercury Fundamental Growth Portfolio, ING MFS Mid Cap Growth Portfolio, ING MFS Research Portfolio, ING MFS Total Return Portfolio, ING PIMCO Core Bond Portfolio, ING Salomon Brothers All Cap Portfolio, ING Salomon Brothers Investors Portfolio, ING T. Rowe Price Capital Appreciation Portfolio, ING T. Rowe Price Equity Income Portfolio, ING UBS U.S. Balanced Portfolio, ING Van Kampen Equity Growth Portfolio, ING Van Kampen Global Franchise Portfolio, ING Van Kampen Growth and Income Portfolio, ING Van Kampen Real Estate Portfolio, Global Balanced Series, ING PIMCO High Yield Portfolio, and ING Stock Index Portfolio as set forth in Article VI, Section 6.3; and


      2. Designate Class R shares for ING Janus Growth and Income Portfolio, ING JPMorgan Fleming Small Cap Equity Portfolio, ING Marsico Growth Portfolio, ING Mercury Fundamental Growth Portfolio, ING MFS Total Return Portfolio, ING T. Rowe Price Capital Appreciation Portfolio, ING T. Rowe Price Equity Income Portfolio, and ING Van Kampen Growth and Income Portfolio as set forth in
Article VI, Section 6.3.
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The foregoing shall be effective upon the date first written above.


/s/ Paul S. Doherty                          /s/   David W.C. Putnam
-----------------------------------          -----------------------------------
Paul S. Doherty, as Trustee                  David W.C. Putnam, as Trustee

/s/ J. Michael Earley                        /s/   Blaine E. Rieke
-----------------------------------          -----------------------------------
J. Michael Earley, as Trustee                Blaine E. Rieke, as Trustee

/s/ R. Barbara Gitenstein                    /s/   John Turner
-----------------------------------          -----------------------------------
R. Barbara Gitenstein, as Trustee            John G. Turner, as Trustee

/s/ Walter May                               /s/   Roger B. Vincent
-----------------------------------          -----------------------------------
Walter H. May, as Trustee                    Roger B. Vincent, as Trustee

/s/ Thomas J. McInerney                      /s/   Richard A. Wedemeyer
-----------------------------------          -----------------------------------
Thomas J. McInerney, as Trustee              Richard A. Wedemeyer, as Trustee

/s/ Jock Patton
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Jock Patton, as Trustee